                                                                 Exhibit 10.28.1

                            SECOND AMENDMENT TO LEASE

      This Second Amendment to Lease ("Second Amendment") is made as of April 4, 2002, by and between ARE-One Innovation Drive, LLC, a Delaware limited liability company ("Landlord"), and ViaCell, Inc., a Delaware corporation ("Tenant").

                                    RECITALS

      1. Landlord is the landlord and Tenant is the tenant under a Lease dated as of February 24, 2000, between Landlord and Tenant's predecessor by name change t.Breeders, Inc., as amended by that certain First Amendment To Lease dated as of May 31, 2001, between Landlord and Tenant (as amended, the "Lease"), under which Tenant leases approximately 17,201 rentable square feet of space in the building commonly known as One Innovation Drive, Worcester, Massachusetts. Capitalized terms used herein without definition shall have the meanings defined for such terms in the Lease.

      B. Landlord and Tenant desire to amend the Lease to expand the existing Premises demised under the Lease by adding approximately 1,300 rentable square feet located on the first floor of the Building, as depicted on Exhibit A attached hereto and incorporated herein by this reference (the "New Space").

      C. Landlord and Tenant desire to amend the Lease to, among other things, add the New Space to the Premises demised under the Lease.

                                    AGREEMENT

      1. The Premises. Effective as of May 1, 2002, the Premises demised under the Lease shall include the New Space (consisting for all purposes of the Lease of 1,300 rentable square feet). From and after May 1, 2002, the monthly Base Rent payable under the Lease shall be increased by $2,545.83 per month to $30,870.01 per month and Tenant's Share of Operating Expenses shall be 16.03%. Such Base Rent shall thereafter be subject to Adjustment when and as described in Section 4(b) of the Lease.

      2. Term; Acceptance of Premises. The term of the lease of the New Space shall commence as described in Section 1 above and shall terminate when the Term of the Lease terminates. Tenant shall accept the New Space in its condition as of the date of delivery of such New Space to Tenant, subject to all applicable Legal Requirements. Upon such delivery, Landlord shall have no obligation for any defects in the New Space. Tenant's taking possession of the New Space shall be conclusive evidence that Tenant accepts the New Space and that the New Space was in good condition at the time possession was taken.

      3. Security Deposit. Upon delivery to Landlord of a copy of this Second Amendment executed by Tenant, Tenant shall deliver to Landlord cash in the amount of $7,637.79 as additional security for Tenant's performance under the Lease.

      4. Alterations. Any alteration of New Space shall be subject to all of the provisions of Section 12 of the Lease.

      5. Miscellaneous.

      (a) This Second Amendment is the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous oral and written agreements and discussions with respect to the matters addressed herein. This Second Amendment may be amended only by an agreement in writing signed by the parties hereto.

      (b) This Second Amendment is binding upon and shall insure to the benefit of the parties hereto, their respective agents, employees, representatives, officers, directors, divisions, subsidiaries, affiliates, assigns, heirs, successors in interest and shareholders.

      (c) This Second Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute one and the same instrument. The signature page of any counterpart may be detached therefrom without impairing the legal effect of the signature(s) thereon provided such signature page is attached to any other counterpart identical thereto except having additional signature pages executed by other parties to this Second Amendment attached thereto.

      (d) Landlord and Tenant each represent and warrant that it has not dealt with any broker, agent or other person (collectively "Broker") in connection with this transaction, and that no Broker brought about this transaction. Landlord and Tenant each hereby agree to indemnify and hold the other harmless from and against any claims by any Broker claiming a commission or other form of compensation by virtue of having dealt with Tenant or Landlord, as applicable, with regard to this leasing transaction.

      (e) Except as amended and/or modified by this Second Amendment, the Lease is hereby ratified and confirmed and all other terms of the Lease shall remain in full force and effect, unaltered and unchanged by this Second Amendment. In the event of any conflict between the provisions of this Second Amendment and the provisions of the Lease, the provisions of this Second Amendment, all of the terms and provisions of the Lease are hereby amended to the extent necessary to give effect to the purpose and intent of this Second Amendment.

                            (signatures on next page)

      IN WITNESS WHEREOF, this Second Amendment to Lease has been duly executed and delivered by Landlord and Tenant as of the date first above written.

                                      TENANT:

                                      ViaCell, Inc.
                                      a Delaware corporation


                                      By: /s/ Signature on File
                                         ------------------------------------
                                      Its:
                                          -----------------------------------
                                      LANDLORD:

                                      ARE-One Innovation Drive, LLC
                                      a Delaware limited liability company

                                      By: ALEXANDRIA REAL ESTATE EQUITIES, L.P.,
                                          a Delaware limited partnership,
                                          managing member

                                          By: ARE-QRS CORP.,
                                              a Maryland corporation,
                                              general partner


                                              By: /s/ Signature on File
                                                 -------------------------
                                              Its:
                                                  ------------------------

                                      -3-